UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                September 6, 2007

                             UNIVERSAL TRAVEL GROUP
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                                     ------
                 (State or Other Jurisdiction of Incorporation)

        000-51516                                         90-0296536
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

              10940 Wilshire Blvd. Suite 1600 Los Angeles, CA 90024
               (Address of Principal Executive Offices) (Zip Code)

                                  310-443-4151
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On September 6, 2007, the Board of Directors of Universal Travel Group (the "Company", or "UTVG"), increased the size of the Company's Board of Directors from four to five and elected Richard P. Randall as a director of the Company to fill such vacancy created by such increase to the number of members constituting the Board of Directors. In addition, the Board of Directors appointed Mr. Randall to the Company's Audit Committee and as Chairman of its Audit Committee. A copy of the press release announcing such election and appointment is attached to this report as Exhibit 99.1

      On September 6, 2007, the Company entered into an Agreement with Mr. Randall. Under the terms of the Agreement, Mr. Randall is to receive $20,000 annually for his service on the Board of Directors, plus an additional $7,500 for his service as Chairman of the Audit Committee. Pursuant to the Agreement, the Company granted Mr. Randall options to purchase 100,000 shares of the Company's common stock, exercisable at a price of $2.85. The options are exercisable until June 1, 2017. The options vested with respect to 33,333 of the underlying shares immediately on the date of grant. The remaining underlying shares will vest with respect to 33,333 and 33,334 on July 1, 2008 and July 1, 2009, respectively, provided that, Mr. Randall is still a director of or otherwise engaged by the Company on such dates. This brief description of the terms of the Agreement is qualified by reference to the provisions of the Agreement attached to this report as Exhibits 10.1.

      Mr. Randall's career includes extensive financial and accounting experience as a Chief Financial Officer and Board Member for several U.S. publicly traded companies, including Steven Madden Ltd., international designer, marketer and retailer of footwear for women, men and children. From 2002 to 2005, Mr. Randall served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Direct Holdings Worldwide, the parent of Lillian Vernon Corp. and Time Life, where he was responsible for orchestrating the sale of the Company, and from 2000 to 2001, Mr. Randall served as the Senior Vice President and the Chief Financial Officer of Coach, Inc, a publicly traded international designer and marketer of handbags and accessories, where he oversaw the auditing process and SEC compliance. Mr. Randall has also provided consulting services to Supreme International (renamed Perry Ellis International), Mondo, Inc., and Revlon and is a member of the American Institute of CPAs and New York Society of CPAs. Mr. Randall received a degree in accounting from the City University of New York, Baruch College in 1964 and has been certified as a CPA in New York State.

      There are no arrangements or understandings between Mr. Randall and any other persons pursuant to which Mr. Randall was appointed a director of UTVG. There are no transactions in which Mr. Randall has an interest requiring disclosure under Item 404(a) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits

           Exhibit No.          Description

           10.1 Agreement, dated as of September 6, 2007, by and between Universal Travel Group and Richard P. Randall.

           99.1. Press Release: "Universal Travel Group Appoints Richard Randall to Board of Directors and Chairman of its Audit Committee", dated September 6, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2007

                                     UNIVERSAL TRAVEL GROUP



                                     -------------------------------------------
                                     Name: Jiangping Jiang
                                     Title: Chairman and Chief Executive Officer